STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/02/1998
981421973 – 2961841

CERTIFICATE OF INCORPORATION

OF

SWORD COMP-SOFT CORP.

FIRST. The name of this corporation shall be:

SWORD COMP-SOFT CORP.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand Five Hundred (1,500) shares without par value.

FIFTH. The name and mailing address of the incorporator is as follows:

Neysa Webb
The Company Corporation
1013 Centre Road
Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this second day of November, A.D. 1998.

Neysa Webb
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/27/1999
991406038 – 2961841

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SWORD COMP-SOFT CORP.

SWORD COMP-SOFT CORP. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

Seventy Million (70,000,000) shares with a par value of $0.0001 amounting to Seven Thousand Dollars ($7,000.00)

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by LEONARD SELLA
this 24TH day of SEPTEMBER A.D. 1999.

[signature]
Authorized Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/17/2000
001521526 – 2961841

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CHARTER

OF

SWORD COMP-SOFT CORP.

SWORD COMP-SOFT CORP. , a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the second day of November A.D. 1998, the charter of which was voided for nonpayment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is:

SWORD COMP-SOFT CORP.

2. Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle and its registered agent is THE COMPANY CORPORATION.

3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-ninth day of February, A.D., 2000, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 2000, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, SWORD COMP-SOFT CORP. has caused this Certificate to be signed by Leonard Stella , this sixteenth day of October A.D. 2000.

Authorized Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:21 PM 04/03/2006
FILED 02:10 PM 04/03/2006
SRV 060311677 - 2961841 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of SWORD COMP-SOFT CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " FIRST " so that, as amended, said Article shall be and read as follows:

The name of the corporation is: GLOBAL BIOTECH CORP.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3RD day of APRIL, 20 06 .

By: /s/ Leonard Stella
Authorized Officer

Title: President

Name: Leonard Stella
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:34 AM 01/14/2009
FILED 11:08 AM 01/14/2009
SRV 090034586 - 2961841 FILE

STATE *of* DELAWARE
CERTIFICATE *of* AMENDMENT *of*
CERTIFICATE *of* INCORPORATION

- **First:** That at a meeting of the Board of Directors of GLOBAL BIOTECH CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " 4 " so that, as amended, said Article shall be and read as follows:

  " See attached. "

- **Second:** That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
- **Third:** That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
- **Fourth:** That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY: /s/Louis Greco
(Authorized Officer)

NAME: Louis Greco
(Type or Print)

Appendix A

"The Corporation shall be authorized to issue: Two Hundred Sixty Million Shares of Common Stock and Eighty Million Shares of Preferred each with a Par of $00.0001 per share." The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:02 AM 07/08/2009
FILED 11:02 AM 07/08/2009
SRV 090681221 - 2961841 FILE

STATE OF DELAWARE
CORRECTED CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1. This Certificate corrects the Certificate of Amendment of Certificate of Incorporation of **GLOBAL BIOTECH CORP**. (the "Company") filed on January 14, 2009 (the "January Certificate").

2. The inaccuracies or defects in the January Certificate are as follows:

(a) The resolution described in the first clause of the January Certificate was passed through a shareholders' resolution in writing and not at a shareholders' meeting as stated;

(b) The wording of Article 4 contained in the first clause of the January Certificate contains minor errors;

(c) The second clause of the January Certificate should have referred to Section 228(a), and not Section 222, of the General Corporation Law of the State of Delaware; and

(d) The fourth clause of the January Certificate should be removed.

3. The Certificate of Amendment of Certificate of Incorporation is corrected to read as follows:

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION

FIRST: That the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and thereafter, the stockholders resolved to approve such amendment to the Certificate of Incorporation of the Company. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which this corporation is authorized to issue is: 260,000,000 shares of common stock with a par value of $0.0001 per share, and 80,000,000 shares of preferred stock with a par value of $0.0001 per share. Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolutions providing for the issue of such series adopted by the directors of the Company, subject to the limitations prescribed by law.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, resolutions of the stockholders of the Company were made in accordance with Section 228(a) of the General Corporation Law of State of Delaware and stockholders holding the necessary number of shares as required by statute signed a written resolution approving amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of July, 2009.

By: /s/ Louis Greco
Authorized Officer

Title: President and CEO

Name: Louis Greco

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:42 PM 10/22/2013
FILED 04:42 PM 10/22/2013
SRV 131222868 - 2961841 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

GLOBAL BIOTECH CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is GLOBAL BIOTECH CORP.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article **FIRST** thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the corporation (hereinafter called the "corporation") is PURTHANOL RESOURCES LIMITED

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on: October 22, 2013

/s/ MR. LEONARD STELLA
MR. LEONARD STELLA
PRESIDENT

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